Exhibit 23.1


[PARITZ & COMPANY, P.A. LOGO]                         15 Warren Street, Suite 25
                                                    Hackensack, New Jersey 07601
                                                                  (201) 342-7753
                                                             Fax: (201) 342-7598
                                                       E-Mail: khaber@paritz.com
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Certified Public Accountants



CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Blackhawk Capital Group BDC Inc.

We consent to the use of our audit report dated May 21, 2004 on the balance sheet of Blackhawk Capital Group BDC Inc. as of May 21, 2004 and the related statements of operations, changes in stockholders' equity and cash flows for the period April 26, 2004 to May 21, 2004 annual report on Form 10-KSB of Blackhawk Capital Group BDC Inc.


/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey
June 9, 2004